As filed with the Securities and Exchange Commission on October 10, 2003

                      Registration Statement No. 333-60381

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SPARTECH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                     43-0761773
         (State or Other Jurisdiction                   (I.R.S. Employer
      of Incorporation or Organization)                 Identification No.)


     120 South Central Avenue, Suite 1700, Clayton, Missouri     63105
       (Address of Principal Executive Offices)                (Zip Code)

                SPARTECH CORPORATION INCENTIVE STOCK OPTION PLAN
              SPARTECH CORPORATION 401(K) SAVINGS & INVESTMENT PLAN
                              (Full Title of Plans)

                                Jeffrey D. Fisher
                       Vice President and General Counsel
                              Spartech Corporation
                      120 South Central Avenue, Suite 1700
                             Clayton, Missouri 63105
                     (Name and Address of Agent for Service)

                                 (314) 721-4242
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With Copies to:
                             David W. Braswell, Esq.
                             Armstrong Teasdale LLP
                       One Metropolitan Square, Suite 2600
                            St. Louis, Missouri 63102
                                 (314) 621-5070


                                EXPLANATORY NOTE:

In accordance with an Undertaking made as provided in Item 512(a)(3) of Item S-K, this Post-Effective Amendment No. 1 is being filed with respect to a currently effective Registration Statement on Form S-8 as filed on July 31, 1998, Registration No. 333-60381, in order to deregister 950,000 shares of common stock, par value $0.75 per share, of Spartech Corporation which were previously registered and reserved for issuance under the Spartech Corporation 401(K) Savings & Investment Plan, but which have not been issued and are currently not outstanding.

The contents of the Registration Statement on Form S-8 as filed on July 31, 1998, Registration No. 333-60381, are incorporated by reference into this Post-Effective Amendment No. 1.
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on October 8, 2003.

                              SPARTECH CORPORATION

                              By: /s/Bradley B. Buechler
                                     Bradley B. Buechler
                                     Chairman, President and Chief Executive
                                     Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                             Date Signed

/s/ Bradley B. Buechler   Chairman of the Board,            October 8, 2003
Bradley B. Buechler       President and Chief
                          Executive Officer and Director
                          (Principal Executive Officer)

/s/ Randy C. Martin       Executive Vice President and      October 8, 2003
Randy C. Martin           Chief Financial Officer and
                          Director(Principal Financial
                          and Accounting Officer)

/s/ Ralph B. Andy*        Director                          October 8, 2003
Ralph B. Andy

_______________________   Director                          October __, 2003
Lloyd E. Campbell

_______________________   Director                          October __, 2003
Walter J. Klein

/s/ Calvin J. O'Connor*   Director                          October 8, 2003
Calvin J. O'Connor

/s/ Jackson W. Robinson*  Director                          October 8, 2003
Jackson W. Robinson

_______________________   Director                          October __, 2003
Richard B. Scherrer

_______________________   Director                          October __, 2003
Craig A. Wolfanger

* By:/s/ Bradley B. Buechler
   Bradley B. Buechler, Attorney-in-Fact
   pursuant to Powers of Attorney filed as
   Exhibit 24.1 to Form S-8 Registration Statement No. 333-60381